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                                                                     Exhibit 4.1

                               ITC/\DELTACOM, INC.
                              STOCK INCENTIVE PLAN

          This is the ITC/\DELTACOM, INC. STOCK INCENTIVE PLAN. This Plan authorizes our Board, or a Committee appointed by the Board, to grant options to purchase, and to issue restricted shares of and stock units relating to, our common stock. References to the Board will include the Committee, if one is appointed and acting within the authority delegated to it. The Plan supplies a number of standard terms and conditions for options, restricted stock and stock units that will apply unless the Board provides otherwise in a particular case. We have provided definitions for capitalized terms in Section 21 below.

          1.   PURPOSE

          We are adopting the Plan so that we may grant Options, shares of Restricted Stock and Stock Units to selected officers, employees, Directors and consultants who are providing services to us or our Affiliates. We believe that equity ownership will create strong incentives for our personnel to produce good business results for us by giving them an opportunity to acquire or increase a proprietary interest in ITC/\DeltaCom, Inc. ("ITC/\DeltaCom"). We hope that equity ownership will encourage our personnel to do their best to help us to achieve our long-term corporate objectives and that our personnel also will be more likely to stay with us instead of pursuing other employment or business opportunities.

          We intend each Option we grant under the Plan to be a Nonqualified Option (and not an Incentive Stock Option) for income tax purposes, unless we specifically designate the Option as an Incentive Stock Option in the Option Agreement at the time we grant it and the Option satisfies all of the requirements for that treatment. We may issue shares of Restricted Stock and Stock Units in accordance with the provisions of Section 6 below. We refer to Options, Restricted Stock and Stock Units as "Incentive Awards."

          2.   ADMINISTRATION

               (a) Board of Directors. The Board will administer the Plan. The Board will have the full power and authority to take all actions and to make all determinations required or permitted under the Plan. If any Incentive Award or Agreement needs to be interpreted or amended or if any other action by us is necessary or desirable to implement the Plan or any Incentive Award, our Board will have the authority to take those actions, in

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its discretion. The Board will take action and make determinations in accordance with our Certificate of Incorporation and Bylaws by written consent in lieu of a meeting or by the affirmative vote of a majority of the members of the Board who are present at a meeting at which any issue relating to the Plan is properly raised for consideration. The Board's interpretation of the Plan or any Incentive Award or Agreement will be final and conclusive.

               (b) Committee. The Board may appoint a Committee and delegate all or a portion of the Board's authority for the administration of the Plan to the Committee. The Committee will take action and make determinations in accordance with our Certificate of Incorporation and Bylaws by written consent in lieu of a meeting or by the affirmative vote of a majority of its members who are present at a meeting at which any issue relating to the Plan is properly raised for consideration.

               (c) No Liability. No member of our Board or the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award or Agreement.

               (d) Scope and Effect of Delegation to the Committee. If our Board delegates to the Committee the power and authority to take an action or make a determination, the Committee will have the same power and authority, to the extent delegated, that the Board would have had. When the Board delegates power and authority to the Committee, the Board may retain the power and authority to take final actions and make final determinations itself.

          3.   STOCK

          We may issue shares of our Stock under the Plan, either from treasury shares or from our authorized but unissued shares. We will not issue more than 4,500,000 shares of Stock under the Plan, of which 1,000,000 may be issued pursuant to awards of Restricted Stock or Stock Units and 3,500,000 may be issued pursuant to the exercise of Options. We will adjust those numbers of shares as appropriate to reflect changes in our capitalization after the Effective Date, as provided in Section 17 below. If any Incentive Award expires, terminates, or is canceled, forfeited or terminated, in whole or any part, before exercise or vesting in full, the shares of Stock that were subject to the canceled, forfeited or terminated portion of that Incentive Award will be available for future grants of the same type (Restricted Stock, Stock Units or Options, as applicable) under the Plan.

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          4.   ELIGIBILITY

          We may grant Incentive Awards to any employee, officer, Director or consultant who provides services to ITC/\DeltaCom or any Affiliate. All of those persons will be Eligible Individuals, but only employees of ITC/\DeltaCom or a Subsidiary are eligible to receive Incentive Stock Options. The Board will have discretion to designate the Eligible Individuals who will receive Incentive Awards.

          5.   EFFECTIVE DATE AND TERM OF THE PLAN

               (a) Effective Date. The Plan became effective on the Effective Date, which is the date on which the Board adopted the Plan, but our ability to grant Incentive Stock Options under the Plan is subject to approval of our stockholders, in accordance with state law and with our Certificate of Incorporation and Bylaws, within one year after the Effective Date. Upon approval of the Plan within that time period by our stockholders, all Incentive Stock Options that we had previously granted under the Plan will be fully effective as if the stockholders had approved the Plan on the Effective Date. If the stockholders do not approve the Plan or if they approve it more than one year after the Effective Date, all Incentive Stock Options that we have granted under the Plan will be null and void and of no force or effect. Failure of the stockholders to approve the Plan will not impair our ability to grant Nonqualified Options, Restricted Stock or Stock Units under the Plan.

               (b) Term. The Plan will terminate ten years after the Effective Date. We will not grant any Incentive Awards under the Plan after it terminates.

          6.   GRANT OF OPTIONS, SHARES OF
               RESTRICTED STOCK AND STOCK UNITS

               (a) Options. The Board may grant to an Eligible Individual an Option to purchase a specified number of shares of Stock at a specified price, subject to the terms and conditions that are set out in the Plan and to any additional or permissible alternative terms and conditions that the Board determines to apply, including, in appropriate cases, terms that are necessary to qualify an Option as an Incentive Stock Option. The grant date of an Option will be the date the Board has taken action to approve the grant, unless the Board determines that the Option should have a later grant date.

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               (b) Restricted Stock. The Board may grant to an Eligible
Individual shares of Restricted Stock, subject to payment by the Holder of an amount not less than the par value of the Stock. The Board will specify continuous service requirements that the Holder must satisfy before the Stock will become wholly or partially vested. No Restricted Stock grant will be effective until the Holder and ITC/\DeltaCom each execute an Agreement setting out the Conditions of the grant. Upon satisfying the specified Conditions and any other applicable requirements, the Holder will be entitled to the shares of Stock covered by the grant.

          If the Holder fails to satisfy the specified Conditions within the time specified or if the Holder's employment terminates before the Holder has satisfied the Conditions, subject to any provision to the contrary in an Agreement or an applicable employment agreement between the Holder and ITC/\DeltaCom or an Affiliate (whether or not effective before the Effective
Date), the Holder will forfeit the shares of Restricted Stock that are not vested. The Board may direct that shares of Restricted Stock will be held, either by ITC/\DeltaCom or in escrow, until they become vested and it may place a legend on the shares of Restricted Stock disclosing the restrictions, so as to prevent the Holder from transferring the shares to someone else before the Holder satisfies the Conditions of the grant.

               (c) Stock Units. The Board may grant Stock Units to an Eligible Individual. The Board will specify continuous service requirements that the Holder must satisfy before the Stock Units will become wholly or partially vested. No Stock Unit grant will be effective until the Holder and ITC/\DeltaCom each execute an Agreement setting out the Conditions of the grant. Upon satisfying the specified Conditions and any other applicable requirements, the Company will deliver to the Holder the shares of Stock covered by the Stock Units.

          If the Holder fails to satisfy the specified Conditions within the time specified or if the Holder's employment terminates before the Holder has satisfied the Conditions, subject to any provision to the contrary in an Agreement or an applicable employment agreement between the Holder and ITC/\DeltaCom or an Affiliate (whether or not effective before the Effective
Date), the Company will deliver to the Holder the shares of Stock covered by the Stock Units that are vested and the Holder will forfeit the Stock Units that are not vested.

               (d) Vesting of Incentive Awards. Unless otherwise provided by the Board in an Agreement or an applicable employment agreement between the Holder or Optionee and ITC/\DeltaCom or an

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Affiliate (whether or not such employment agreement is effective before the
Effective Date), Incentive Awards granted under the Plan will vest at the rate of one-third (1/3) of the shares of Stock subject to the Incentive Award on each of the first, second and third anniversary dates of the grant date, subject to the Optionee's or Holder's continuing to be an employee or service-provider of ITC/\DeltaCom or its Affiliate.

               (e) Cancellation and New Grant of Options. Subject to Section 7 below, the Board has the authority, with the consent of the affected Optionee, to cancel any Option and to substitute a new Option covering the same or a different number of shares of Stock, with the same or a different exercise price and vesting schedule.

               (f) Waiver of Restrictions and Acceleration. By written notice to the Optionee or Holder, the Board may waive transfer restrictions and may accelerate the date on which an Option may be exercised or the date on which an Option, Restricted Stock or Stock Unit award may become vested.

          7.   LIMITATION ON GRANTS

               (a) Limitations on Incentive Stock Options. There is a $100,000 annual limitation on Incentive Stock Options. The limitation is based on the fair market value at the time of grant of the shares of Stock that are covered by an Incentive Stock Option. The limitation relates to the maximum dollar value of stock for which an Optionee may exercise an Option for the first time in any calendar year, whether or not the Optionee actually exercises it. An Option will constitute an Incentive Stock Option only to the extent that the aggregate fair market value (determined at the time the Option was granted) of the stock with respect to which the Optionee first has the right to exercise the Option (and all other Incentive Stock Options granted by us or our Affiliates) in any calendar year is not more than $100,000. If one or more Options that are designated as Incentive Stock Options become exercisable in a particular year and the $100,000 limitation is exceeded, the Options granted most recently will be disqualified first. If any of the Options exceeds this limitation, the excess portion will be a Nonqualified Option.

               (b) Limitation on Shares of Stock Subject to Grants. During any time when we have a class of equity securities registered under Section 12 of the Exchange Act, the maximum number of shares of Stock subject to Options that may be awarded under the Plan to any person is 500,000 shares per year, subject to adjustment pursuant to Section 17 below.

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          8.   OPTION AGREEMENTS

          We will not grant any Options pursuant to oral agreements. All of our Options will be evidenced by Option Agreements executed by us and the Optionee. The Board has the discretion to specify the terms of the Option Agreements, subject to the requirements of the Plan, and the Board may use different Agreements for different grants. The Board may modify an Option Agreement after it has been executed, but no amendment or modification will be effective unless it is in writing, approved by the Board and executed by us and the Optionee, except that execution by the Optionee is not required if the change is beneficial to the Optionee, as reasonably determined by us.

          9.   OPTION PRICE

          The Board will determine the purchase price of each share of Stock that is subject to an Option and will state that price in the Option Agreement. The Options for 2,000,000 shares of Stock we will grant pursuant to the Plan of Reorganization will have the Option Prices set forth in the Plan of Reorganization and will be Nonqualified Options. The Option Price of any other Option may not be less than 100% of the fair market value of the Stock covered by the Option on the date of grant (except that, in the case of an Incentive Stock Option, the Option Price may not be less than 110% of such fair market value if the Optionee is a 10% Stockholder). In any case, the Option Price may not be less than the par value, if any, of the Stock.

          The Board will determine the fair market value of the Stock in good faith. In the event that the Stock is actively traded on an established national or regional stock exchange or market, the Board will use the closing price of the Stock on such exchange or market on the most recent trading date before the date on which an Option is granted to determine fair market value.

          10.  TERM AND EXERCISE OF OPTIONS

               (a) Term. Each Option granted under the Plan will terminate ten years from the date of grant or on such earlier date as the Board specifies in the applicable Option Agreement. If the Option is an Incentive Stock Option and the Optionee is a 10% Stockholder, the maximum term will be five years from the date of grant. Options may be terminated earlier because of a Corporate Transaction under Section 17 below.

               (b) Option Period and Limitations on Exercise. Unless the Board provides different terms in a particular Option Agreement, each

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Option will be exercisable at any time from the date of grant until the expiration or termination of the Option. The Board may provide that an Optionee may not exercise all or a part of an Option during any period in which the Option is outstanding and may condition vesting or exercisability of an Option upon the Optionee's attainment of performance objectives or service requirements that are specified in the Option Agreement. The Board also may waive in writing any limitation or condition on the exercise of an Option that is set out in an Option Agreement (other than limitations and conditions that are imposed by the Plan). No Incentive Stock Option may be exercised before the Plan is approved by our stockholders.

               (c) Method of Exercise. An Optionee may exercise a vested and exercisable Option by delivering to the Company (i) a written notice of exercise specifying the number of the Option shares that the Optionee wishes to purchase and (ii) payment in full of the Option Price of the shares for which the Option is being exercised.

          Payment will be made in cash or through the tender to the Company of, or written attestation by the Optionee that the Optionee holds, whole shares of Stock valued at their fair market value (determined in the manner described in Section 9 above) on the date of exercise, plus cash for any remainder, provided that such tendered or attested shares must have been held by the Optionee for such period of time, if any, as is necessary to avoid a charge against our earnings with respect to such exercise. If the attestation procedure is used, the Company will withhold a number of shares of Stock otherwise issuable to the Optionee under the Option which is equal to the number of shares to which such attestation applies.

          Except as otherwise provided in the applicable Option Agreement, and subject to the limitation provided in the last sentence of this paragraph with regard to our Executive Officers and Directors, if at the time of exercise the Stock is publicly traded on an established securities exchange or market, the Optionee may exercise an Option by delivering a written direction to us that the Option will be exercised pursuant to a "cashless" exercise/sale procedure (pursuant to which funds to pay for exercise of the option are delivered to us by a broker upon receipt of stock certificates from us) or a "cashless exercise"/loan procedure (pursuant to which the Optionee would obtain a margin loan from a broker to fund the exercise). Such a procedure will be effected through a licensed broker acceptable to us. The stock certificate or certificates for the shares of Stock for which the Option is exercised will be delivered to such broker as the agent for the individual exercising the Option and the broker will deliver to us cash (or cash equivalents acceptable to us) equal to the Option Price for the shares of Stock

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purchased pursuant to the exercise of the Option, plus the amount (if any) of federal and other taxes that we may, in our judgment, be required to withhold with respect to the exercise of the Option. Our Executive Officers and Directors will not be permitted to use the "cashless" method of exercise described in this paragraph without the express prior consent of the Board.

          Any attempt to exercise any Option other than as set forth in this paragraph (c) will be invalid and of no force and effect.

          Within 30 days after an Optionee exercises an Option and pays in full the Option Price of the shares of Stock purchased, the Optionee will be entitled to receive a certificate evidencing such shares. Shares purchased under an Incentive Stock Option will be represented by a separate certificate and will not be combined with shares purchased under Nonqualified Options, because of the rules in the Code relating to disqualifying dispositions of Incentive Stock Options. An individual holding or exercising an Option will have none of the rights of a stockholder until the shares of Stock are fully paid and issued. We will put a legend on Stock certificates issued under the Plan to reflect restrictions on the sale of the Stock and rights that we have under Section 11 below.

          11.  TRANSFERABILITY OF INCENTIVE AWARDS

               (a) Options. During the Optionee's lifetime, only the Optionee may exercise an Incentive Stock Option. No Optionee may assign or transfer any Incentive Stock Option, except that, in the event of the Optionee's death, the Option may be transferred by will or the laws of descent and distribution. The same rules concerning transfers will apply to Nonqualified Options, except that, to the extent authorized in an Option Agreement, an Optionee may transfer not for value all or part of a Nonqualified Option to a Family member or a Family Trust, provided that the transferee will enter into a written agreement to be bound by the terms of the Plan and the Option Agreement and any subsequent transfer of the Option will be subject to the transfer restrictions set out in this Plan. A transfer (i) under a domestic relations order in settlement of marital property rights or (ii) to an entity in which more than 50% of the voting interests are owned by Family members (or the Optionee) in exchange for an interest in that entity, will be considered to be "not for value" for this purpose.

               (b) Restricted Stock and Stock Units. No Holder may assign or transfer any shares of Restricted Stock or any Stock Units before the Holder satisfies the applicable Conditions with respect to such Incentive Award, except that the Holder may transfer such Restricted Stock or Stock

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Units subject to such Conditions by gift to one or more Family members or to a
Family Trust.

               (c) Additional Provisions. The Board may include additional transfer restrictions and other provisions in any Incentive Award granted under the Plan.

          12.  TERMINATION OF SERVICE OR EMPLOYMENT

               (a) General. If an Optionee or a Holder ceases to be an employee or service-provider of ITC/\DeltaCom and its Affiliates other than because of death or Disability, any Incentive Award held by the Optionee or Holder that is not vested will terminate immediately, unless the Board determines otherwise or unless otherwise provided for in an Agreement or in an applicable employment agreement between the Optionee or Holder and ITC/\DeltaCom or an Affiliate (whether or not effective before the Effective Date). Except as otherwise provided in Section 13 below (in the case of death or Disability) or Section 12(b) below with regard to a termination for Cause, any vested Option will terminate upon the expiration of three months after termination of the Optionee's employment or service with ITC/\DeltaCom and its Affiliates, unless a different period is specified in the Option Agreement or any applicable employment agreement between the Optionee and ITC/\DeltaCom or any Affiliate (whether or not effective before the Effective Date). The Board has discretion to determine whether employment or service continues during an Optionee's leave of absence on military or government service. If an Optionee or Holder transfers from ITC/\DeltaCom to an Affiliate, from an Affiliate to ITC/\DeltaCom or from one Affiliate to another, the employment or service of the Optionee or Holder will not be deemed to have terminated because of the transfer.

               (b) Termination for Cause. If an Optionee's employment with the Company or an Affiliate is terminated for Cause (as defined in this Section 12(b)), all vested and unvested Options held by the Optionee shall terminate immediately. In addition, upon a termination for Cause, the Optionee or Holder shall forfeit to the Company an amount equal to the aggregate gain the Optionee or Holder recognized pursuant to the vesting or exercise of Incentive Awards during the twelve (12) month period preceding the Optionee's or Holder's termination of employment (the "Look-back Period"). For this purpose the aggregate gain recognized by the Optionee or Holder shall be equal to the sum of: (i) the aggregate spread value of all Options exercised by the Optionee (including Options exercised by a Family member or Family Trust) during the Look-back Period, in which spread value is the difference between the fair market value of the Stock on the date of the Option exercise and the Option exercise price; (ii) the

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aggregate value of all shares of Restricted Stock owned by the Holder that vested during the Look-back Period, less the purchase price, if any, of such shares of Restricted Stock; and (iii) the aggregate value of all shares of Stock delivered to the Optionee pursuant to Stock Units during the Look-back Period. "Cause" means, as determined by the Board and unless otherwise provided in an applicable employment agreement between the Optionee or Holder and the Company or an Affiliate (whether or not such employment agreement is effective before the Effective Date), (i) the Optionee's or Holder's gross negligence or willful misconduct in connection with the performance of the Optionee's or Holder's duties, (ii) the Optionee's or Holder's conviction of a criminal offense (other than minor traffic offenses) or (iii) the Optionee's or Holder's material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement between the Optionee or Holder and the Company or an Affiliate. Any amount required to be paid by the Optionee or Holder to the Company pursuant to this Section 12(b) shall be reduced by any amount repaid by the Optionee or Holder to the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002.

          13.  RIGHTS IN THE EVENT OF DEATH OR DISABILITY

               (a) Death of Optionee. If an Optionee dies while employed by, or providing service to, ITC/\DeltaCom or an Affiliate, each Option held by the Optionee will become 100% vested upon the Optionee's death. The Optionee's personal representative or beneficiaries will have the right within one year after the date of the Optionee's death and before termination of the Option to exercise, in whole or in part, the portion of the Option held by the deceased person when the Optionee died, and the Option will terminate if not exercised within that period, except that the Board has the authority to specify in any Option Agreement different provisions relating to the vesting and exercise of a deceased person's Options.

               (b) Disability of Optionee. If an Optionee terminates employment or service with the Company because of Disability, each Option held by the Optionee will become 100% vested upon the Optionee's termination. The Optionee will have the right, within one year after such termination of employment or service and before termination of the Option, to exercise, in whole or in part, the portion of the Option held by such person at the date of termination of employment or service, and the Option will terminate if not exercised within that period. However, the Board may specify in any Option Agreement different terms for the vesting or exercise of an Option in the case of Disability.

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               (c) Disability or Death of Holder. Except as otherwise provided for in an Agreement, upon the termination of employment or service of a Holder with the Company because of Disability or Death, the shares of Restricted Stock and Stock Units held by such Holder will be fully vested.

          14.  USE OF PROCEEDS

          The proceeds that ITC/\DeltaCom receives from the issuance of Stock pursuant to the Plan will constitute its general funds.

          15.  REQUIREMENTS OF LAW

          We will not issue any shares of Stock under the Plan if doing so would result in a violation by us or anyone else of any law or regulation, including any federal or state securities law or regulation. Specifically in connection with the Securities Act and the regulations thereunder, when we grant Restricted Stock, when Restricted Stock becomes vested, when Stock becomes deliverable pursuant to a grant of Stock Units or when someone exercises an Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock that we are supposed to issue, we will not be required to issue any shares of Stock unless and until we have receive evidence satisfactory to us that the such shares may be issued or sold under an exemption from registration under the Securities Act. The Board's good faith determination in this connection will be final, binding, and conclusive.

          We may, but will not be obligated to, register any securities covered by the Plan under the Securities Act. We are not obligated to take any action in order to allow an Optionee to exercise an Option or to cause shares issued or sold pursuant to an Option or because of the grant or vesting of Restricted Stock or Stock Units to comply with any law or regulation, including the Securities Act and the regulations thereunder. As to any jurisdiction that expressly imposes the requirement that an Option will not be exercisable or that we may not issue or sell shares of Stock unless and until the shares are registered or are subject to an available exemption from registration, the issuance or sale of shares of Stock under circumstances in which such laws apply will be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

          16.  AMENDMENT AND TERMINATION OF THE PLAN

          The Board may amend, suspend or terminate the Plan as to any shares of Stock as to which Incentive Awards have not been granted. Except

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as permitted under Section 17 below, no amendment, suspension or termination of the Plan will alter or impair any rights or obligations under any Incentive Award previously granted under the Plan. However, with the consent of the Optionee or Holder, the Board may amend any outstanding Agreement in a manner not inconsistent with the Plan.

          Amendments to the Plan not requiring stockholder approval will become effective when the Board adopts them. Unless otherwise determined by the Board, amendments requiring stockholder approval will become effective when the Board adopts them, but no Incentive Stock Option issued after the date of any such amendment may be exercised (unless the Option could have been exercised without regard to the amendment) unless and until such amendment will have been approved by our stockholders. If such stockholder approval is not obtained within 12 months after the Board's adoption of such amendment, any Incentive Stock Option granted on or after the date of such amendment will be cancelled to the extent that such amendment to the Plan was required to enable ITC/\DeltaCom to grant the Incentive Stock Option.

          17.  EFFECT OF CHANGES IN CAPITALIZATION

               (a) Changes in Stock. If the outstanding shares of our Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of ITC/\DeltaCom because of a Capitalization Change, we will adjust the number and kinds of shares for which we may grant Options or issue Stock, including any limit on the number of shares of Stock that may be granted to individuals under the Plan.

          In addition, we will adjust the number and kind of shares for which Stock Units and Options are outstanding and we will use our reasonable efforts to adjust the Options so that the proportionate interest of the holder of the Option immediately after the Capitalization Change will be substantially the same as immediately before that event. Any adjustment in outstanding Options will not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding, but will include a proportionate adjustment in the Option Price per share. In making adjustments under this Section, we will follow the rules of Code section 424(a) and the regulations under that section (whether or not the Option is an Incentive Stock Option).

               (b) Reorganizations in Which ITC/\DeltaCom is the Surviving Corporation not Involving a Change of Ownership. If the Company is the surviving corporation in any reorganization, merger or consolidation

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that is not a Corporate Transaction, any Option granted under the Plan will apply to the securities that a holder of the number of shares of Stock subject to the Option would have been entitled to receive immediately following the transaction if the Optionee had exercised the Option in full immediately before the transaction, with an adjustment of the Option Price per share so that the aggregate Option Price will not change. In making adjustments under this Section 17, we will follow the rules of Code section 424(a) and the regulations under that section (whether or not the Option is an Incentive Stock Option). In the event of a transaction described in this Section 17(b), Stock Units will be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following the transaction.

               (c) Reorganization in Which ITC/\DeltaCom Is Not the Surviving Corporation or Involving a Change of Ownership; Sale of Assets or Stock. Upon the occurrence of any Corporate Transaction, the Plan and all outstanding Options will terminate, unless ITC/\DeltaCom or our Successor agrees in writing in connection with the Corporate Transaction to continue the Plan and/or to assume the Options or to substitute new Options covering the capital stock of a Successor for the Options and to make appropriate equitable adjustments in the number and kind of shares covered by the Options and the exercise prices of the Options, in which event the Plan and Options will continue on such basis. If the Options and the Plan are terminated under this Section 17: (i) the vesting of all outstanding Options will be accelerated as if each individual holding an outstanding Option had been employed or provided services for an additional 12 months at the time of such termination; and (ii) each individual holding an outstanding Option will be entitled to exercise the Option, to the extent the Option is vested, for at least 30 days before the Option terminates, except that the Board may impose reasonable limitations on an Optionee's right to exercise an unvested Option to the extent necessary to avoid the penalty tax that Code section 4999 imposes on excess parachute payments. The Board may provide for additional accelerated vesting in the event of a termination under this Section 17 in an Agreement or an applicable employment agreement between the Optionee and ITC/\DeltaCom or an Affiliate (whether or not such employment agreement is effective before the Effective Date). The Board will send written notice of a Corporate Transaction that will result in such a termination to all individuals who hold Options not later than the time when we give notice of the proposed transaction to our stockholders. Unvested shares of Restricted Stock and unvested Stock Units will not become vested or forfeited in the case of a Corporate Transaction unless otherwise provided in the Agreement with respect to those shares of Restricted Stock or Stock Units or in an applicable employment agreement between the Holder and

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ITC/\DeltaCom or an Affiliate (whether or not such employment agreement is effective before the Effective Date).

               (d) Adjustments. The Board will make the adjustments to our Stock or securities under this Section 17, and the Board's reasonable determination in that respect will be final, binding and conclusive. Neither we nor any Successor will be required to issue any fractional shares of Stock or units of other securities, and any fractions resulting from any adjustment will be eliminated in each case by rounding upward to the nearest whole share or unit (except that, in the case of an Incentive Stock Option, such rounding will be downward).

               (e) No Limitations on Company. The grant of Incentive Awards pursuant to the Plan will not affect or limit in any way our right or power to make adjustments, reclassifications, reorganizations or changes of our capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of our business or assets, without the consent of any Optionee or Holder.

          18.  WITHHOLDING

          The Company or an Affiliate, as the case may be, has the right to deduct from payments of any kind otherwise due to an Optionee or Holder any federal, foreign, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Incentive Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Incentive Award. At the time of such vesting, lapse or exercise, the Optionee or Holder will pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Optionee or Holder may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Optionee or Holder or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Optionee or Holder. The shares of Stock so delivered or withheld will have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation will be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. An Optionee or Holder who has made an election pursuant to this Section 18 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

          19.  DISCLAIMER OF RIGHTS

          No provision in the Plan or in any Incentive Award granted or agreement entered into pursuant to the Plan will be construed to confer upon any individual the right to remain in the employ or service of ITC/\DeltaCom or any Affiliate, or to interfere in any way with our right and authority to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship we have with any individual. Our obligation to pay any amounts or issue any Stock under the Plan is only a contractual obligation to pay only those amounts, in the manner and under the conditions prescribed in the Plan and applicable Agreements. We are not required to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the Plan.

          20.  NONEXCLUSIVITY OF THE PLAN

          The Plan does not limit in any way the right and authority of the Board to adopt other incentive compensation arrangements that apply generally or that are limited to single individuals, including arrangements providing for the award of restricted stock, stock units, stock options or stock appreciation rights.

          21.  DEFINITIONS

          For purposes of interpreting the Plan and related documents (including Agreements), the following definitions will apply:


          "Affiliate" means any Person that controls, is controlled by or is under common control with ITC/\DeltaCom within the meaning of Rule 405 of Regulation C under the Securities Act (as defined herein).

          "Agreement" means a written Option Agreement, Restricted Stock Agreement, Stock Unit Agreement or other agreement between the Company and an Eligible Individual that evidences and sets out the terms and conditions of an Incentive Award.

          "Board" means the board of directors of the Company.

          "Capitalization Change" means a recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the Effective Date.

          "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended or the corresponding provision of any subsequently enacted tax statute.

          "Committee" means a committee of, and designated from time to time by resolution of, the Board, which will consist of no fewer than two members of the Board. During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, at least two members of the Committee will qualify in all respects as (i) "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act or any successor rule or regulation, (ii) "outside directors" for purposes of Code section 162(m) and
(iii) "independent directors" as required by rules, regulations or practices promulgated by The NASDAQ Stock Market, Inc. or any other stock exchange or market on which the Stock is traded (to the extent so required), unless the Board determines that satisfaction of such requirements is impractical or unnecessary.

          "Company" means ITC/\DeltaCom, Inc., a Delaware corporation, and any successor or assignee of ITC/\DeltaCom, Inc. that assumes the Plan or Incentive Awards granted hereunder.

          "Conditions" means the continuous service requirements that must be met before shares of Restricted Stock or Stock Units become vested.

          "Corporate Transaction" means any of the following: (i) the dissolution or liquidation of the Company; (ii) a merger, consolidation or reorganization of the Company in which the Company is not the surviving corporation; (iii) a sale of all or substantially all of the assets of the Company to another person; or (iv) any other transaction (including a merger or reorganization in which the Company is the surviving corporation) that results in any person or entity beneficially owning (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the combined voting power of all classes of voting securities of the Company.

          "Director" means a member of the Board.

          "Disability" means permanent and total disability as defined in Code section 22(e)(3).

          "Effective Date" means October 29, 2002, which is the date on which the Board adopted the Plan.

          "Eligible Individual" means any individual who is an employee, officer, Director or consultant of ITC/\DeltaCom or any Affiliate.

          "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

          "Executive Officer" means an officer within the meaning of the Sarbanes-Oxley Act of 2002. For this purpose, and without limiting the foregoing, Executive Officer will include an "executive officer" of the Company within the meaning of Rule 3b-7 under the Exchange Act.

          "Family" means the, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Optionee or Holder, including adoptive relationships, or any person sharing the Optionee or Holder's household (other than a tenant or employee).

          "Family Trust" means a trust, limited liability company or partnership in which members of the Family of the Optionee or Holder have more than 50% of the beneficial interest, a foundation in which members of the Family of the Optionee or Holder (or the Optionee or Holder) control the management of assets, and any other entity in which members of the Family of the Optionee or Holder (or the Optionee or Holder) own more than 50% of the voting interests.

          "Holder" means an individual to whom the Company has granted shares of Restricted Stock or Stock Units under the Plan.

          "Incentive Award" means an Option, Restricted Stock or Stock Units grant.

          "Incentive Stock Option" means an Option that is an "incentive stock option" within the meaning of Code section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

          "ITC/\DeltaCom" means the Company.

          "Nonqualified Option" means an Option that is not an Incentive Stock Option.

          "Option" means a written option granted by the Company pursuant to the Plan under which the Optionee has the right to purchase one or more shares of Stock at a specified price for a specified period of time.

          "Option Agreement" means a written agreement between the Company and the Optionee that sets forth terms of an Option.

          "Option Price" means the purchase price for each share of Stock subject to an Option.

          "Optionee" means an individual to whom the Company has granted an Option under the Plan, while such Option continues to be outstanding.

          "Person" means any person or group within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act.

          "Plan" means this ITC/\DeltaCom, Inc. Stock Incentive Plan.

          "Plan of Reorganization" means our plan of reorganization confirmed by order of the United States Bankruptcy Court for the District of Delaware entered on October 17, 2002 in In re ITC/\DeltaCom, Inc. (Case No. 02-11848) (MFW)).

          "Restricted Stock" means shares of Stock awarded to pursuant to
Section 6(b) of the Plan that may be subject to restrictions and a substantial risk of forfeiture.

          "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

          "Stock" means the common stock, par value $0.01 per share, of ITC/\DeltaCom.

          "Stock Unit" means a bookkeeping entry representing the equivalent of shares of Stock, awarded pursuant to Section 6(c) of the Plan.

          "Subsidiary" means any "subsidiary corporation" or "parent corporation" of the Company within the meaning of Code section 424(f).

          "Successor" means any corporation that is a successor corporation to ITC/\DeltaCom in a transaction described in Section 17 of the Plan, and any parent or subsidiary corporation thereof

          "10% Stockholder" means an individual who owns capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of ITC/\DeltaCom or any Subsidiary within the meaning of Code section 422(b)(6) and 424(d).

          "We, us and our" refer to the Company.